SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

       Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )


Check the appropriate box:

[ ]    Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]    Definitive Information Statement

                           KNIGHT TRANSPORTATION, INC.
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                (Name of Registrant As Specified In Its Charter)

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pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee
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[ ]    Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided  by  Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or
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         2)   Form, Schedule or Registration Statement No.:

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
                        NOTICE AND INFORMATION STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                           KNIGHT TRANSPORTATION, INC.
                           TO BE HELD ON MAY 13, 1998


TO OUR SHAREHOLDERS:

                  The 1998 Annual Meeting of Shareholders (the "Annual Meeting") of KNIGHT TRANSPORTATION, INC. (the "Company") will be held at 10:00 a.m., Phoenix time, on May 13, 1998, at The Wigwam Resort Hotel, 300 Indian School Road, Litchfield Park, Arizona 85340, for the following purposes:

         1. To elect eight (8) directors to serve for a one-year term each;

         2. To approve and ratify the amendment and restatement of the Company's Stock Option Plan;

         3. To approve and ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1998; and

         4. To transact such other business as may properly come before the Annual Meeting.

                  Management is presently aware of no other business to come before the Annual Meeting.

                  The Board of Directors has fixed the close of business on March 31, 1998, as the Record Date for the determination of shareholders entitled to receive notice of and vote at the Annual Meeting or any adjournment thereof. Shares of Common stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. MANAGEMENT IS NOT SOLICITING ANY PROXIES IN CONNECTION WITH THE ANNUAL MEETING AND SHAREHOLDERS ARE REQUESTED NOT TO SEND PROXIES TO THE COMPANY. A copy of the Company's 1997 Annual Report to Shareholders, which includes audited consolidated financial statements, was mailed on April 8, 1998, with this Notice and Information Statement to all shareholders of record on the Record Date. Management cordially invites you to attend the Annual Meeting.

                  Your  attention  is  directed  to  the  attached   Information
Statement.

                                             By order of the Board of Directors,


                                             Clark A. Jenkins,
                                             Secretary
Phoenix, Arizona
April 8, 1998

                           KNIGHT TRANSPORTATION, INC.
                             5601 WEST BUCKEYE ROAD
                             PHOENIX, ARIZONA 85043
                   ------------------------------------------

                              INFORMATION STATEMENT

         This Information Statement is furnished by the Board of Directors of Knight Transportation, Inc. (the "Company") in connection with the Annual Meeting of Shareholders ("Annual Meeting") to be held on May 13, 1998. Materials relating to the Annual Meeting were mailed on or about April 8, 1998, to shareholders of record at the close of business on March 31, 1998 (the "Record Date"). As of the Record Date, there were 9,951,809 shares of the Company's common stock issued and outstanding. Except in the case of the election of directors, shareholders are entitled to one (1) vote for each share held of record on each matter of business to be considered at the Annual Meeting. In the case of the election of directors, the system of cumulative voting is required. See "Required Majority," below. Only holders of record of common stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting, either in person or by valid proxy. Ballots cast at the Annual Meeting will be counted by the Inspector of Elections and the results of all ballots cast will be announced at the Annual Meeting. The Inspector of Elections will treat abstentions and broker non-votes received as shares that are present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

         The Company is not soliciting any shareholders' proxies and shareholders are requested not to send any proxy. The information included herein should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Independent Public Accountants' report and other information included in the Company's 1997 Annual Report to Shareholders that was mailed on April 8, 1998, with this Information Statement, to all shareholders of record as of the Record Date.

                                REQUIRED MAJORITY

         Under the Arizona Constitution, each holder of common stock has cumulative voting rights in electing directors of the Company. Under cumulative voting, each shareholder, when electing directors, has the right to cast as many votes in the aggregate as he has voting shares multiplied by the number of directors to be elected. For example, if a shareholder has 100 shares and eight directors are to be elected, the shareholder may cast 800 votes. Each shareholder may cast the whole number of votes, either in person or by proxy, for one candidate or may distribute such votes among two or more candidates for director. The eight directors receiving the most votes will be elected. Other matters submitted to shareholders for consideration and action must be approved by a simple majority vote of those shares present in person or by proxy.

         Votes will be counted by the Inspector of Elections. Abstentions will not be counted in voting on any proposal. A broker non-vote is not counted for purposes of approving matters to be acted upon at the Annual Meeting. A broker non-vote occurs when a nominee holding voting shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received instruction from the beneficial owner.

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company will consist of eight (8) directors to be elected at the 1998 Annual Meeting to hold office for the year that follows and until their successors are duly elected and qualified in 1999. The term of the Company's existing directors will expire in May 1998. Nominees of the management of the Company for the position of director are Donald A. Bliss, Clark A. Jenkins, Gary J. Knight, Keith T. Knight, Kevin P. Knight, Randy Knight, G.D. Madden, and Keith L. Turley. Each nominee is an incumbent director of the Company. Biographical information about each director is set forth below. Mr. Minor Perkins, a director of the Company since January 1, 1997, resigned from the Board of Directors effective March 15, 1998, in order to return to employment with Morgan Keegan & Company, Inc. The Board of Directors has elected not to fill the vacancy at this time. A majority of the Board of Directors has the power to fill any vacancy on the Board of Directors until the next annual meeting of shareholders.

         Messrs. Randy Knight, Kevin P. Knight, Gary J. Knight, and Keith P. Knight, who will collectively have voting power over 56% of the issued and outstanding shares of the Company's common stock, have indicated that they will vote for the election of all director nominees.

Information Concerning Directors And Nominees

         Information concerning the names, ages, positions, terms and business experience of the Company's current directors and nominees for director is set forth below.

              Name                      Age          Position and Offices Held
              ----                      ---          -------------------------

              Donald A. Bliss(1)        65           Director

              Clark A. Jenkins          40           Chief Financial
                                                     Officer, Secretary,
                                                     Director

              Gary J. Knight(2)         46           President, Director

              Keith T. Knight(2)        43           Executive Vice
                                                     President, Director

              Kevin P. Knight(1)(2)     41           Chief Executive
                                                     Officer, Director

              Randy Knight(2)           49           Chairman of the
                                                     Board, Director

              G.D. Madden(3)            58           Director

              Keith L. Turley(1)        74           Director

Executive officers of the Company serve at the will of the Board of Directors.



------------------
(1)Member of the Audit Committee.
(2)Randy Knight and Gary J. Knight are brothers and are cousins of Kevin P. Knight and Keith T. Knight, who are also brothers.
(3)Member of the Compensation Committee.

Biographical Information Concerning Directors and Executive Officers of the Company

         Donald A. Bliss was elected to the Board of Directors of the Company in February 1995. Until December 1994, Mr. Bliss was Vice President and Chief Executive Officer of U.S. West Communications, a U.S. West company. Mr. Bliss has also been a Director of Bank of America Arizona since 1988 and of Mutual of Omaha since 1989, and was a Director of U.S. West Communications from 1987 to 1994.

         Clark Jenkins joined the Company in 1990 and has served as the Company's Secretary and Chief Financial Officer and a director since 1991. From 1986 to 1990, Mr. Jenkins was employed by Swift Transportation, Inc. ("Swift") as a Vice President of Finance. Prior to his employment with Swift, Mr. Jenkins was employed as an accounting manager by Flying J. Inc., a fully integrated oil and gas company.

         Gary J. Knight has served as the Company's President since 1993, and has been an officer and director of the Company since 1990. From 1975 until 1990, Mr. Knight was employed by Swift, where he was an Executive Vice President.

         Keith T. Knight has served as the Company's Executive Vice President since 1993, and has been an officer and director of the Company since 1990. From 1977 until 1990, Mr. Knight was employed by Swift, where he was a Vice President and manager of the Los Angeles terminal.

         Kevin P. Knight has served as the Company's Chief Executive Officer since 1993, and has been an officer and director of the Company since 1990. From 1975 to 1984 and again from 1986 to 1990, Mr. Knight was employed by Swift, where he was an Executive Vice President and President of Cooper Motor Lines, Inc., a Swift subsidiary.

         Randy Knight has served as the Company's Chairman of the Board since 1993 and has been an officer and director of the Company since its inception in 1989. From 1985 to the present, Mr. Knight has owned and operated Total Warehousing, Inc. ("Total Warehousing"), a commercial warehousing and local transportation business located in Phoenix, Arizona. Mr. Knight was employed by Swift or related companies from 1969 to 1985, where he was a Vice President and shareholder.

         G.D. Madden has served as a director of the Company since January 1997. Since 1996, Mr. Madden has been President of Madden Partners, a consulting firm he founded, which specializes in transportation technology and strategy issues. Prior to founding Madden Partners, he was President and CEO of Innovative Computing Corporation, a subsidiary of Westinghouse Electric Corporation. Mr. Madden founded Innovative Computing Corporation (ICC) as a privately held company, which grew to be the largest supplier of fully integrated management information systems to the trucking industry. Mr. Madden sold ICC to Westinghouse in 1990 and continued to serve as President and CEO until 1996.

         Keith L. Turley has served as a director of the Company since November 1994. Mr. Turley has been retired since 1990. From 1985 to 1990, Mr. Turley was Chairman of the Board, President and Chief Executive Officer of Pinnacle West Capital Corporation, the parent company of Arizona Public Service, Arizona's largest privately owned public utility.

Meetings and Compensation of the Board of Directors

         Board of Directors. During the year ended December 31, 1997, the Board of Directors of the Company met on four occasions. Each of the directors attended 75% or more of the meetings of the Board of Directors and meetings held by all committees of the Board on which he served.

         Directors who are not 10% shareholders or employees of the Company ("Independent Directors") receive annual compensation of $5,000, plus a fee of $500 for attendance at each meeting of the Board of Directors, and a fee of $250 for committee meetings. Independent Directors appointed to the Board of Directors also receive an automatic grant of a non-qualified stock option ("NSO") for a number of shares to be designated by the Board of not fewer than 2,500 nor more than 5,000 shares. The exercise price of a NSO is 85% of the fair market value of the Company's stock as of the date of grant. The option is forfeitable if a director resigns one year after election as a director. The Board of Directors has granted each of Keith L. Turley, Donald A. Bliss, Minor Perkins and G.D. Madden a NSO for 2,500 shares of the Company's common stock at exercise prices of $12.54, $13.18, $20.19, and $20.19, respectively. Members of the Board of Directors may accept shares of the Company's common stock in lieu of director's fees. If this option is elected, the Company issues common stock on February 15 and August 15 of each year in payment of accrued director's fees for the preceding six month periods ending June 30 and December 31, respectively, at the closing market price for such shares as of the trading day prior to issuance.

         Compensation Committee. The Compensation Committee of the Board of Directors was created in November 1994, and for 1997 was composed of Mr. G.D. Madden and Mr. Minor Perkins. Mr. Perkins served as chairman of the Committee for 1997. The Compensation Committee met once during 1997. The Compensation Committee reviews all aspects of compensation of executive officers of the Company and makes recommendations on such matters to the full Board of Directors. The Report of the Compensation Committee for 1997 is set forth below. The Compensation Committee is composed entirely of directors who are not officers, employees or 10% or greater shareholders of the Company. Due to Minor Perkins' resignation from the Board, the Board of Directors will elect a new member to the Compensation Committee at the annual meeting of the Board of Directors held on May 13, 1998, immediately following the annual meeting of shareholders. Only Independent Directors are eligible to serve on the Compensation Committee.

         Audit Committee. The Audit Committee was created in November 1994 and is composed of Donald A. Bliss, Kevin P. Knight and Keith L. Turley. Mr. Turley served as chairman of the Committee. The Audit Committee met four times during 1997. The Audit Committee makes recommendations to the Board of Directors concerning the selection of independent public accountants, reviews the consolidated financial statements and internal controls of the Company, and considers such other matters in relation to the external audit and the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting. The Audit Committee also reviews proposals for major transactions. A majority of the members of the Audit Committee are Independent Directors.

         Other Committees. The Company does not maintain a standing nominating committee or other committee performing a similar function.

Compliance with Section 16(a) of the Securities Exchange Act of 1934.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers Automated Quotation System ("NASDAQ") reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such reports furnished to the Company, or written representations that no other reports were required, the Company believes that during the 1997 fiscal year, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with, except for Messrs. Gary J. Knight, Keith T. Knight, and Kevin P. Knight who each inadvertently failed to file timely a report for the contribution of stock to an investment partnership, and Mr. Clark A. Jenkins, who also through inadvertence, failed to file a timely report following the grant of a stock option in early 1997. All reports have since been filed.

                             EXECUTIVE COMPENSATION

Summary  Compensation  Table.

         The table which follows sets forth information concerning compensation for the fiscal years ended December 31, 1996 and 1997 awarded to, earned by, or paid to the Chief Executive Officer of the Company and the Company's four most highly compensated executive officers other than the Chief Executive Officer whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1997 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                         Annual Compensation                                           Long-Term Compensation
-------------------------------------------------------------------     ----------------------------------------------------
                                                                                Awards                       Payouts
                                                                         -----------------------     ------------------------
                                                                        Restricted
                                                       Other Annual       Stock        Options/      LTIP        All Other
Name and                        Salary      Bonus      Compensation      Award(s)        SARS       Payouts     Compensation
Principal Position  Year         ($)         ($)            ($)            ($)           (#)          ($)          ($)(1)
-------------------------------------------------------------------     -----------------------     ------------------------
Randy Knight,       1997      250,000         0              0              0             0            0           3,805
Chairman            1996      254,059         0              0              0             0            0           2,765

Kevin P. Knight,
Chief Executive     1997      250,000         0              0              0             0            0           2,225
Officer             1996      254,059         0              0              0             0            0           1,745

Gary J. Knight,     1997      250,000         0              0              0             0            0           3,165
President           1996      254,059         0              0              0             0            0           2,505

Keith T. Knight,
Executive Vice      1997      250,000         0              0              0             0            0           2,615
President           1996      254,059         0              0              0             0            0           2,145

Clark A. Jenkins,   1997      100,000      17,500            0              0            5,000         0            625
Chief Financial     1996      100,000      17,500            0              0            5,000         0            625
Officer, Secretary

-------------------

(1) In 1997 and 1996,  compensation  included in the  category  of "All Other  Compensation"  for each of the Named  Executive
Officers included Company contributions in the amount of $625, for each year, to the Knight Transportation,  Inc. 401(k) Plan.
The balance of compensation  included in "All Other Compensation"  represents premiums paid for a $2,000,000 split-dollar life insurance policy maintained for each of the Knights, which will be refunded to the Company upon termination of the policy.

         Except as reflected in the table set forth below, no options or stock appreciation  rights (SARs) were granted during the last completed fiscal year to any of the Named Executive Officers.

Option Grants and Option Exercise

         During the fiscal year ended December 31, 1997, Mr. Clark A. Jenkins, a Named Executive Officer, was awarded an incentive stock option under the Company's Stock Option Plan for 2,000 shares at an exercise price of $19.00 per share and 3,000 shares at an exercise price of $23.25 per share. A description of the Company's Stock Option Plan is set forth below.

         None of the Named Executive Officers exercised any stock options during the fiscal year ended December 31, 1997. The following tables summarize option grants made to Named Executive Officers and the aggregate value of options held by the Named Executive Officers as of December 31, 1997.

                                          Option/SAR Grants in Last Fiscal Year
                                          -------------------------------------
                                    Individual Grants                                     Potential realizable value at assumed
                                                                                               annual rates of stock price
                                                                                               appreciation for option term
----------------------------------------------------------------------------------------- -------------------------------------
       Name            Options/      Percent of total      Exercise or    Expiration Date           5% ($)         10% ($)
                     SARs Granted   options/SARs granted   base price
                          (#)       to employees in fiscal   ($/Sh)
                                           year
-------------        ------------   ----------------------   ------       ---------------           ------         -------
Clark A. Jenkins         2,000              1%                19.00        Jan. 1, 2007            $23,898        $ 60,562
                         3,000              1%                23.75        Dec. 15, 2007           $43,865        $111,164

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND OPTION VALUES AS OF DECEMBER 31, 1997


         The following table sets forth the number of shares of the Company's common stock subject to unexercised options and the dollar value of those options for each Named Executive Officer.

                                                               Number of Unexercised            Value of Unexercised
                                                            Options at Fiscal Year End         In-the-Money Options at
                                                                   12/31/97 (#)                  Fiscal Year End ($)
                                                           ------------------------------  -------------------------------
                           Shares
                          Acquired
                             on               Value
        Name            Exercise (#)      Realized ($)     Exercisable   Unexercisable(2)  Exercisable    Unexercisable(3)
------------------------------------------------------     -----------   ----------------  -----------    ----------------
Clark A. Jenkins(1)           0                 0             11,667          33,333        $183,755         $468,495

--------------------

(1) None of the other Named Executive Officers (Randy Knight,  Kevin P. Knight,  Gary J. Knight, and Keith T. Knight) held any options during fiscal year 1997.

(2) Mr. Jenkins was granted an option for 35,000 shares in October 1994, at an exercise  price of $12.00 per share;  an option for 5,000 shares on January 2, 1996, at an exercise price of $13.75 per share;  an option for 2,000 shares on January 2, 1997, at an exercise  price of $19.00 per share;  and an option for 3,000 shares on December 18, 1997 at an exercise price of $23.25 per share. With respect to the 1994 option for 35,000 shares,  one third of Mr. Jenkins'  outstanding option is exercisable in
October 1997, one third is exercisable in October 1998, and the remainder is exercisable in October 1999.  With respect to the
1996 option for 5,000 shares,  one-third is  exercisable  in January 1999,  one-third in January 2000 and one-third in January
2001. With respect to Mr. Jenkins' January 1997 option for 2,000 shares, one third becomes exercisable in January 2000, and an additional one third in January of each subsequent  year. With respect to Mr. Jenkins'  December 1997 option for 3,000 shares, one third becomes exercisable in December 2000, and an additional one third in December of each subsequent year.

(3) Based on a closing price of $27.75 of the Company's common stock on December 31, 1997.

Long Term Incentive Plan.

         Other than the Employee Incentive Program division of its Stock Option Plan, in which the Named Executive Officers, other than Clark Jenkins, do not participate, the Company does not have a long-term incentive plan or a defined benefit plan and has never issued any stock appreciation rights (SARs).

Compensation Committee Interlocks and Insider Participation.

         The Compensation Committee of the Board of Directors consisted during 1997 of G.D. Madden and Minor Perkins. Mr. Perkins served as the Chairman of the Compensation Committee, until his resignation as a director in March 1998. Members of the Compensation Committee are neither employees, officers, or 10% or greater shareholders of the Company. See "Certain Relationships and Related Transactions" for a description of transactions between the Company and members of the Board of Directors or their affiliates.

Employment Agreements.

         The Company currently does not have any employment contracts, severance or change-in-control agreements with any of its Named Executive Officers.

Stock Option Plan

         The Company adopted in 1994 and currently maintains a stock option plan (the "Plan" or the "Stock Option Plan") to enable directors, executive officers and certain key and critical line employees of the Company, including drivers and other employees, to participate in the ownership of the Company. The Plan is designed to attract and retain directors, executive officers, key employees and critical line employees of the Company, and to provide long-term incentives to those persons. In authorizing stock grants under the Plan, the Compensation Committee has sought to align the interests of employees with the Company's shareholders and has sought to make stock grants to those key employees and operating personnel whose performance is important to the Company's success.

         At the Annual Meeting, shareholders will be asked to approve and ratify the Company's Amended and Restated Stock Option Plan that was approved by the Board of Directors of the Company in February 1998.

         In July 1994, 650,000 shares of common stock were reserved for grants under the Plan. As of December 31, 1997, stock grants for 577,816 shares of the Company's common stock had been issued under the Plan. In order to assure the Plan's continuation, in February 1998, the Board of Directors amended the Plan and authorized an additional 350,000 shares of common stock to be reserved for stock grants made under the Plan. Under the Plan, as amended, a total of 1,000,000 shares of the Company's common stock would be available for stock grants; of these, 577,816 shares were subject to issued and outstanding grants and 422,184 shares were available for new stock grants as of February 10, 1998. The Plan was also amended to simplify its administration and eliminate the Employee Incentive Plan as part of the Plan. The Employee Incentive Plan allowed the Company to make incentive awards to employees in cash or stock. The Board of Directors has determined that the Company's stock option program and cash bonus programs are the more appropriate vehicles for recognition of employee performance and providing incentives, and that the separate program contemplated by the Employee Incentive Plan is duplicative and unnecessary.

         The Plan, as amended and restated, has two divisions: Division I, the Stock Option Plan, allows the Compensation Committee to grant incentive stock options (ISOs), nonqualified stock options (NSOs) or restricted stock grants (individually and collectively, "stock grants") to employees as a traditional form of incentive compensation. The exercise price of an ISO may not be less than 100% of the fair market value of the option stock on the date the option is granted. If the participant, at the time the ISO is granted, owns 10% or more of the total combined shares or voting power of all classes of stock of the Company outstanding, the exercise price must be at least 110% of the fair market value of the Company's stock on the date it is granted, and in no event may the option be exercised after the expiration of five years from the date of grant. Otherwise, an ISO may be exercised at any time within ten years of the date of grant. No ISO may be granted under the Plan more than ten years after earlier of the date the Plan is adopted or the Plan is initially approved by shareholders. The fair market value of a share of the Company's stock is determined as of the closing price on the day preceding the date of grant, as reported by NASDAQ National Market or The Wall Street Journal. The aggregate fair market value of stock subject to any ISO grant exercisable for the first time by a participant during any calendar year may not exceed $100,000. To the extent the grant would exceed that amount, the excess amount is treated as granted under an NSO. Stock issued in connection with an ISO may not be disposed of by the participant within two years of the date the option is granted nor within one year after the date the option is exercised in order to obtain favorable tax treatment as an ISO. (ISOs are not taxable when exercised.)

         Stock grants made under the Plan, if not made as an ISO, must be at a price not less than 85% of the fair market value of the Company's stock as of the date of grant. Stock grants made under the Plan, other than ISOs, may be exercised within any reasonable time specified in the granting agreement, and may be granted any time prior to the expiration of the Plan.

         All stock grants made under the Plan are evidenced by a written agreement between the Company and the participant. Common stock reserved for stock grants made under the Plan is automatically increased or decreased by reason of any stock split, reverse stock split, subdivision, stock dividend, reorganization or reclassification of the Company's stock, without further action by the Company. Participants exercise no rights as shareholders of the Company with respect to shares subject to any stock grant until the date a stock certificate is issued following the exercise of a grant. Proceeds obtained by the Company from the exercise of stock grants will be applied for general corporate purposes. No limitation exists on the number of shares that may be granted to any individual. Unless otherwise provided in the granting agreements, unexercised options lapse on termination of employment, except in the case of death or retirement, in which event the right to exercise is extended.

         If not earlier terminated, the Plan will expire on August 31, 2004. Stock grants may not be made under the Plan after August 31, 2004 and no ISO may be granted under the Plan after August 29, 2004. The Company has reserved the right to terminate, suspend, discontinue, modify or amend the Plan in any respect, at any time, except that without the approval of the Company's shareholders, no revision or amendment may change the number of shares of Company stock subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, or remove the administration of the Plan from the Compensation Committee. Notwithstanding this limitation, the Company will not terminate the Plan with regard to any outstanding stock grant unless notice of termination is given to the participant and the participant is permitted at least fifteen days to exercise any issued and outstanding stock grant, but only if such stock grant is then exercisable.

         Division II, the Independent Directors' Automatic Stock Option Plan, provides for the automatic grant of a stock option to an Independent Director upon such director's appointment to the Board in an amount not less than 2,500 shares nor more than 5,000 shares. The purpose of this decision is to assist the

Company in attracting and retaining qualified independent directors. The exercise price of an option granted under the Independent Directors' Automatic Stock Option Plan is 85% of the fair market value of a share of the Company's common stock as of the date of grant. Up to 25,000 shares of the Company's common stock may be issued to Independent Directors under the Independent Directors' Automatic Stock Option Plan.

         The Plan, other than the Independent Directors' Automatic Stock Option Plan Division, is administered by the Compensation Committee, which is authorized to select from among the eligible employees of the Company the individuals to whom stock grants are to be issued, the number of shares to be awarded and the terms and conditions of the award. The Independent Directors' Automatic Stock Option Plan Division is administered by those directors who are not entitled to participate in the Plan. The Compensation Committee also is authorized to adopt, amend and rescind rules relating to the administration of the Plan. No member of the Compensation Committee may participate in or take action with respect to any grant of an option or stock purchase right with respect to such member.

         Shares issued by the Company under its Stock Option Plan are registered with the Securities and Exchange Commission and, in general, are freely tradeable.

         Approval of the amended and restated Plan by a majority of the Company's issued and outstanding common stock is required. Messrs. Randy Knight, Keith P. Knight, Gary J. Knight and Keith T. Knight, who collectively hold the voting power over 56% of all issued and outstanding voting stock, have indicated that they will vote for the approval of the amendments to the Plan. The Board of Directors recommends the shareholders approve and ratify the amended and restated Plan.

         A copy of the amended and restated Stock Option Plan, including all amendments, is set forth below at Exhibit "1".

401(k) Plan.


         The Company also sponsors a 401(k) Plan (the "401(k) Plan"). The 401(k) Plan is a profit sharing plan that permits voluntary employee contributions on a pre-tax basis under section 401(k) of the Internal Revenue Code. Under the 401(k) Plan, a participant may elect to defer a portion of his compensation and have the Company contribute a portion of his compensation to the 401(k) Plan. The Company makes a discretionary matching contribution. For 1997, the Company's contribution was $625 per participant. The Plan's assets are held and managed by an independent trustee. Under the 401(k) Plan, eligible employees have the right to direct the investment of employee and employer contributions among several mutual funds. The Plan also allows Participants to direct the trustee to purchase shares of the Company's stock on the open market. Senior executives of the Company and certain key employees are not permitted to participate in this aspect of the Plan.

         Amounts contributed by the Company for a participant will vest over five years and will be held in trust until distributed pursuant to the terms of the 401(k) Plan. An employee of the Company is eligible to participate in the 401(k) Plan if he has attained age 19 and completed 1,000 hours of service within a 12 month period. Distributions from participant accounts will not be permitted before age 59-1/2, except in the event of death, disability, certain financial hardships or separation from service.

The Compensation Committee Report on Executive Compensation and the Performance Graph that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this information statement by reference, except to the extent the Company incorporates such report and graph by specific reference.

Compensation Committee Report

         The Compensation Committee of the Board of Directors has furnished the following Report on Executive Compensation:

             Compensation Committee Report on Executive Compensation

         Under the supervision of the Compensation Committee of the Board of Directors, the Board of Directors reviews the compensation of the Company's executive officers annually. The compensation program for the Company's executive officers is administered in accordance with a pay-for-performance philosophy to link executive compensation with the values, objectives, business strategy, management incentives and financial performance of the Company.

         Because the most senior executive officers of the Company each have substantial holdings of the Company's common stock, corporate performance directly affects the Company's executive officers. The Committee believes that stock ownership by the Company's most senior executive officers serves to align the interests of management and other shareholders in the enhancement of shareholder value. With the exception of Mr. Clark Jenkins, Chief Financial Officer and Secretary, who is eligible for stock options and bonus awards, the Company's executive officers are compensated with a base salary only, with no bonus or short or long term incentives. With respect to Mr. Jenkins and future executive officers without substantial holdings of the Company's common stock, the objectives of the Company's compensation program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's common stock. This objective is accomplished primarily through stock options granted under the Company's Stock Option Plan.

         In reviewing base salaries of senior management for 1997 and salary compensation for 1998, including the salary of Mr. Kevin P. Knight, the Company's Chief Executive Officer, the Compensation Committee reviewed and considered (i) compensation information disclosed by similarly-sized publicly held truckload motor carriers; (ii) the financial performance of the Company, as well as the role and contribution of the particular executive with respect to such performance; (iii) non-financial performance related to the individual executive's contributions; and (iv) the particular executive's stock holdings.

         The Compensation Committee believes that the annual salaries of the Company's Chief Executive Officer and other executive officers are reasonable compared to similarly situated executives of other truckload motor carriers.

                                        COMPENSATION COMMITTEE
                                        Minor Perkins, Chairman
                                        G.D. Madden, Member
                                        February 5, 1998

                             STOCK PERFORMANCE GRAPH

         The graph below compares cumulative total returns of the Company, the NASDAQ Stock Market and the NASDAQ Trucking and Transportation Stocks Indices (the "Peer Group") from December 31, 1994 to December 31, 1997. The graph assumes that $100 of the Company's common stock was purchased on December 31, 1994, at a price of $14.25 per share. The Company has paid no dividends since its inception. There is no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company makes no predictions as to the future performance of its stock.

Legend

Index Description               12/31/94   12/31/95   12/31/96   03/31/97   06/30/97   09/30/97   12/31/97
-----------------               --------   --------   --------   --------   --------   --------   --------
Knight Transportation, Inc.       100.00      96.49     133.33     158.77     178.07     196.49     194.74
NASDAQ Stock Market               100.00     141.42     173.96     164.60     194.77     227.72     213.56
NASDAQ Trucking &                 100.00     116.61     128.69     127.42     145.80     171.54     165.71
Transportation Stocks Index
(the "Peer Group")

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Company's Purchase and Lease of Properties, and Loans

         The Company's headquarters and principal place of business is located at 5601 West Buckeye Road, Phoenix, Arizona, on approximately 45 acres. The
Company owns approximately 35 acres and, as of December 31, 1997, leased approximately 10 acres from Randy Knight, an officer, director and principal shareholder of the Company. The property leased by the Company from Randy Knight includes terminal and operating facilities. Total payments of approximately $60,200 were made by the Company to, or on behalf of, Total Warehousing and Randy Knight for the year ended December 31, 1997. Randy Knight owns a controlling interest in Total Warehousing.

         Under the original lease between the Company and Randy Knight, the base rent was $4,828 per month for the initial three years of the lease. On September 1, 1997 the Company increased the acreage leased from Randy Knight by approximately 1.4 acres; the base rent was also increased to $5,922.72 per month, effective as of September 1, 1997. Under the amended lease, base rent for terminal space is calculated at $.00515 per square foot per month and for office space at $.1236 per square foot per month. Under the lease agreement, base rent increases by 3% on the third anniversary of the commencement date, the first day of each option term, and the third anniversary of the commencement date of each option term. In addition to base rent, the lease requires the Company to pay its share of all expenses, utilities, taxes and other charges. Under the lease, the Company and Total Warehousing will continue to use portions of the premises jointly. The Company has granted Randy Knight access and utility easements over its owned and leased properties. The purchase and lease agreements between the Company and Randy Knight include cross-indemnities relating to liabilities and expenses arising from the use and occupancy of the property by the parties to the agreements.

         The Company and Total Warehousing have periodically jointly purchased insurance and other products and services and have shared other costs relating to the operation of their businesses. Costs have been allocated consistent with their respective use of the product or service. In addition, the Company and Total Warehousing from time to time provide services to each other. Total Warehousing provided general warehousing services to the Company and was paid $11,000 by the Company for the year ended December 31, 1997.

Transactions With Affiliates

         The Company has adopted a policy that transactions with affiliated persons or entities will be on terms no less favorable to the Company than those that could be obtained from unaffiliated third parties on an arm's length basis, and that any such transaction must be reviewed by the Company's Independent Directors.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth, as of March 4, 1998, the number and percentage of outstanding shares of Company common stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director and Named Executive Officer of the Company, and by all directors and executive officers of the Company as a group.

Name and Address of                                       Amount and Nature Of                  Percent of
Beneficial Owner(1)                                       Beneficial Ownership                     Class
----------------                                          --------------------                     -----
Donald A. Bliss(2)                                                   3,689                           *
Clark A. Jenkins(3)                                                 12,317                           *
Gary J. Knight(4)                                                1,409,475                        14.16%
Keith T. Knight(5)                                               1,398,475                        14.05%
Kevin P. Knight(6)                                               1,407,475                        14.14%
L. Randy Knight(7)                                               1,363,925                        13.71%
G.D. Madden(8)                                                       2,689                           *
Minor Perkins(9)                                                     2,689                           *
Keith L. Turley(10)                                                  6,289                           *
William Blair & Company, L.L.C.(11)                                810,868                         8.2%
All directors and executive officers as a group (9 persons)      5,607,023                         56.3%

--------------------

(1) The address of each officer and director is 5601 West  Buckeye  Road,  Phoenix,  Arizona  85043.  The
address of William Blair & Company, L.L.C. ("William Blair") is 222 West Adams Street, Chicago,  Illinois
60606.  All information  provided with respect to William Blair is based solely upon the Company's review of a Schedule 13G filed by William Blair with the Securities and Exchange Commission.
(2) Includes  2,500 shares that Donald A. Bliss has the right to acquire  through the exercise of a stock option.
(3) Shares shown include shares subject to options currently  exercisable or exercisable  within 60 days.
Mr.  Jenkins holds options to acquire an additional  33,333 shares of Knight's  common stock that are not exercisable within the next 60 days.
(4) Includes  1,407,975 shares  beneficially  owned by Gary J. Knight over which he exercises sole voting and investment  power as a Trustee under a Revocable Trust Agreement dated May 19, 1993, and 1,500 shares owned by three minor children who share the same household.
(5) Includes  1,396,975  shares  beneficially  owned by Keith T. Knight over which he and his wife, Fawna
Knight,  exercise sole voting and investment  power as Trustees under a Revocable  Trust  Agreement dated
March 13, 1995, and 1,500 shares owned by three minor children who share the same household.
(6) Includes  1,380,475 shares  beneficially  owned by Kevin P. Knight over which he and his wife, Sydney
Knight,  exercise sole voting and investment  power as Trustees under a Revocable  Trust  Agreement dated
March 25, 1994, 25,000 shares held by Kevin P. and Sydney B. Knight Family Foundation over which Kevin P.
Knight and his wife,  Sydney Knight,  as officers of the Foundation,  exercise sole voting and investment power on behalf of the  Foundation;  and 2,000  shares owned by four minor  children,  who share the same household.
(7) Includes 1,062,675 shares  beneficially owned by Randy Knight over which he exercises sole voting and investment power as a Trustee under a Revocable Trust Agreement dated April 1, 1993;  300,000 shares held by a limited  liability company for which Mr. Knight acts as manager and whose members include Mr. Knight and his four children; and 1,250 shares owned by a minor child who shares the same household.
(8)  Includes  2,500  shares that G.D.  Madden has the right to acquire  through the  exercise of a stock option.
(9)  Includes  2,500 shares that Minor  Perkins has the right to acquire  through the exercise of a stock option.
(10) Includes 2,500 shares that Keith L. Turley has the right to acquire  through the exercise of a stock option.
(11) William Blair & Company, L.L.C. has sole voting power over 587,913 shares and sole dispositive power over 810,868  shares.  It has shared voting power and shared  dispositive  power over no shares.  William
Blair & Company Investment Management Services, a department of William Blair & Company L.L.C., serves as an investment advisor.  William Blair & Company,  L.L.C. is the owner of record and discloses  beneficial ownership of such shares.  The foregoing is based solely on  information  provided by Form 13G,  filed by
William  Blair & Company,  L.L.C.  with the  Securities  and Exchange  Commission on February 14, 1998.
* Represents less than 1% of the Company's outstanding common stock.

                                RELATIONSHIP WITH
                             INDEPENDENT ACCOUNTANTS

         The principal accounting firm used by the Company during the fiscal year ended December 31, 1997, was Arthur Andersen LLP, independent public accountants ("Arthur Andersen"). It is presently contemplated that Arthur Andersen will be retained as the principal accounting firm to be used by the Company during the current fiscal year, and the Board of Directors recommends that the shareholders vote to ratify the retention of Arthur Andersen as the Company's auditors. A representative of Arthur Andersen is expected to be present at the Annual Meeting to respond to appropriate questions and will be afforded an opportunity to make a statement if Arthur Andersen so desires.

                              SHAREHOLDER PROPOSALS

         The Board of Directors will consider proposals from shareholders for nominations of directors to be elected at the 1999 Annual Meeting of Shareholders that are made in writing to the Secretary of the Company, are received at least ninety (90) days prior to the 1999 Annual Meeting, and contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications, as more fully provided in the Company's Articles of Incorporation and Bylaws.

         Proposals of shareholders as to other matters intended to be presented at the 1999 Annual Meeting must be received by the Company by December 6, 1998, to be considered for inclusion in the Company's Information Statement relating to such Meeting. Proposals should be mailed via certified mail, return receipt requested, and addressed to Clark A. Jenkins, Secretary, Knight Transportation, Inc., 5601 West Buckeye Road, Phoenix, Arizona 85043.

                                  OTHER MATTERS

         The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                             Knight Transportation, Inc.

                                             /s/ Kevin P. Knight

                                             Kevin P. Knight
                                             Chief Executive Officer
                                      -15-